EXHIBIT 99.1

CONTACT:

Tierney Saccavino

(917) 783-0251

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

Acorda Reports Third Quarter 2020 Financial Results

•	INBRIJA® (levodopa inhalation powder) 3Q 2020 net revenue of $5.8 million; 24% increase over 2Q 2020
•	AMPYRA® (dalfampridine) 3Q 2020 net revenue of $27.3 million; 5% increase over Q2 2020
•	$15 million FAMPYRA® milestone payment received from Biogen

ARDSLEY, NY – November 3, 2020 – Acorda Therapeutics, Inc. (NASDAQ: ACOR) today reported its financial results for the third quarter ended September 30, 2020.

“We are encouraged by the 24% increase in INBRIJA net sales over the second quarter, even with the challenges posed by the second wave of COVID-19. We are also pleased that coverage for INBRIJA continued to increase during the quarter, with over 96% of commercially-insured patients now having access to it,” said Ron Cohen, M.D., Acorda's President and Chief Executive Officer. “In addition, AMPYRA’s performance and the milestone payment we received for FAMPYRA have further strengthened our financial position. We are also continuing our work to reduce operating costs and monetize excess capacity at our Chelsea facility, to help drive long-term value for all shareholders.”

Third Quarter 2020 Financial Results

For the quarter ended September 30, 2020, the Company reported INBRIJA net revenue of $5.8 million, compared to $4.9 million for the same quarter in 2019.

For the quarter ended September 30, 2020, the Company reported AMPYRA net revenue of $27.3 million compared to $39.3 million for the same quarter in 2019. As previously announced, AMPYRA lost its exclusivity in September 2018.

Research and development (R&D) expenses for the quarter ended September 30, 2020 were $5.7 million, including $0.6 million of share-based compensation compared to $16.1 million, including $0.7 million of share-based compensation for the same quarter in 2019.

Sales, general, and administrative (SG&A) expenses for the quarter ended September 30, 2020 were $39.9 million, including $1.8 million in share-based compensation compared to $48.7 million, including $2.4 million in share-based compensation for the same quarter in 2019.

The Company received a $15 million milestone payment from Biogen International GmbH under its license and collaboration agreement with Biogen, based on Biogen’s ex-U.S. net sales of FAMPYRA exceeding $100 million over the four consecutive quarters ending with the third quarter of 2020. The Company will retain approximately $14 million of the milestone payment net of the Company’s payment obligations to another party.

Change in fair value of derivative liability for the quarter ended September 30, 2020 was $4.9 million.

Provision for income taxes for the quarter ended September 30, 2020 was $1.5 million compared to a provision for income taxes of $0.02 million for the same quarter in 2019.

The Company reported GAAP net income of $7.3 million for the quarter ended September 30, 2020, or $.05 per diluted share. GAAP net loss in the same quarter of 2019 was $263.5 million, or $5.55 per diluted share.

Non-GAAP net loss for the quarter ended September 30, 2020 was $10.9 million, or $0.23 per diluted share. Non-GAAP net loss in the same quarter of 2019 was $21.9 million, or $0.46 per diluted share. This quarterly non-GAAP net loss measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, non-cash interest charges on our debt, changes in the fair value of acquired contingent consideration, changes in the fair value of the derivative liability and asset impairment charges. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

At September 30, 2020, the Company had cash, cash equivalents, short-term investments and restricted cash of $101 million compared to $253 million at September 30, 2019. Restricted cash includes $37 million in escrow related to the 6% semi-annual interest portion of the convertible note exchange completed in December 2019. If the Company is permitted under the terms of the notes and elects to pay interest due in stock, the restricted cash will be released from escrow.

For full-year 2020, Acorda continues to expect AMPYRA net revenue to be $85 - $110 million, and operating expenses to be $170 - $180 million. The operating expense guidance is a non-GAAP projection that excludes restructuring costs and share-based compensation as more fully described below under “Non-GAAP Financial Measures.”

Webcast and Conference Call

The Company will host a conference call today at 4:30 p.m. ET. To participate in the Webcast/Conference call, please note there is a new pre-registration process.

• To register for the Webcast, use the link below:

https://event.on24.com/wcc/r/2632602/8ADE226D375B6A5A6547386F6E26E270

• To register for the Conference Call, use the link below:

http://www.directeventreg.com/registration/event/4177747

**When registering please type your phone number with no special characters**.

A replay of the call will be available from 8:30 p.m. ET on November 3, 2020 until 11:59 p.m. ET on December 3, 2020. To access the replay, please dial (800) 585-8367 (domestic) or (416) 621-4642 (international); reference code 4177747. The archived webcast will be available in the Investor Relations section of the Acorda website at www.acorda.com.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided non-GAAP net loss, adjusted to exclude the items below, and has provided 2020 operating expense guidance on a non-GAAP basis. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes the presentation of non-GAAP net loss, when viewed in conjunction with our GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because this measure excludes (i) non-cash compensation charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our outstanding convertible debt which are in excess of the actual interest expense owing on such convertible debt, as well as non-cash interest related to the FAMPYRA monetization, and acquired Biotie debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the relevant periods, (iv) asset impairment charges that are not routine to the operation of the business, (v) changes in the fair value of the derivative liability which is a non-cash charge and not related to the operation of the business, and (vi) expenses that pertain to a non-routine restructuring event. The Company believes its non-GAAP net loss measure helps indicate underlying trends in the Company's business and is important in comparing current results with prior period results and understanding projected operating performance. Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

In addition to non-GAAP net loss, we have provided 2020 operating expense guidance on a non-GAAP basis, as the guidance excludes restructuring costs and share-based compensation charges. Due to the forward-looking nature of this information, the amount of compensation charges needed to reconcile these measures to the most directly comparable GAAP financial measures is dependent on future changes in the market price of our common stock and is not available at this time. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes that the presentation of this non-GAAP financial measure, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because it excludes (i) expenses that pertain to a non-routine restructuring, and (ii) non-cash charges that are substantially dependent on changes in the market price of our common stock. We believe this non-GAAP financial measure helps indicate underlying trends in the Company’s business and is important in comparing current results with prior period results and understanding expected operating performance. Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA® (levodopa inhalation powder) is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market INBRIJA or any other products under development; the COVID-19 pandemic, including related quarantines and travel restrictions, and the potential for the illness to affect our employees or consultants or those that work for other companies we rely upon, could have a material adverse effect on our business operations or product sales; our ability to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and our ability to control our costs or reduce planned expenditures and take other actions which are necessary for us to continue as a going concern; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of INBRIJA to meet market demand; third party payers (including governmental agencies) may not reimburse for the use of INBRIJA or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; competition for INBRIJA, AMPYRA and other products we may develop and market in the future, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from our other research and development programs, or any other acquired or in-licensed programs ; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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Financial Statements

Acorda Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	September 30,	December 31,
	2020	2019

Assets
Cash, cash equivalents and short-term investments	$63,256	$125,839
Restricted cash - short term	13,200	12,836
Trade receivable, net	13,385	22,083
Other current assets	31,853	15,134
Inventories, net	30,120	25,221
Property and equipment, net	139,255	142,527
Intangible assets, net	374,743	402,329
Restricted cash - long term	24,819	30,270
Right of use assets, net	19,805	23,450
Other assets	157	29
Total assets	$710,593	$799,718

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other current liabilities	$51,792	$65,335
Current portion of lease liability	7,893	7,746
Current portion of royalty liability	8,624	10,836
Current portion of contingent consideration	2,391	1,866
Current portion of loans payable	68,050	603
Convertible senior notes	134,622	192,774
Derivative liability related to conversion option	—	59,409
Non-current portion of acquired contingent consideration	43,709	78,434
Non-current portion of lease liability	18,747	22,995
Non-current portion of royalty liability	9,147	13,565
Non-current portion of loans payable	26,978	25,495
Deferred tax liability	23,120	9,581
Other long-term liabilities	1,012	259
Total stockholder's equity	314,508	310,820
Total liabilities and stockholders' equity	$710,593	$799,718

Acorda Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Revenues:
Net product revenues	$34,687	$44,800	$90,153	$133,325
Milestone revenues	15,000	—	15,000	—
Royalty revenues	3,403	2,922	9,654	8,587
Total net revenues	53,090	47,722	114,807	141,911

Costs and expenses:
Cost of sales	12,170	7,986	22,670	26,183
Research and development	5,729	16,073	18,689	51,060
Selling, general and administrative	39,935	48,702	119,700	151,622
Amortization of intangible assets	7,691	7,692	23,073	17,945
Asset impairment	—	277,561	4,131	277,561
Change in fair value of derivative liability	(4,864)	—	(40,320)	—
Change in fair value of acquired contingent consideration	(23,608)	(50,942)	(33,455)	(56,342)
Total operating expenses	37,053	307,072	114,488	468,029

Operating income (loss)	$16,037	$(259,350)	$319	$(326,118)

Other expense, (net)	(7,225)	(4,168)	(21,827)	(12,992)
Income (loss) before income taxes	8,812	(263,518)	(21,508)	(339,110)
(Provision for) benefit from income taxes	(1,465)	(17)	4,962	484
Net income (loss)	$7,347	$(263,535)	$(16,546)	$(338,626)

Net income (loss) per common share - basic	$0.15	$(5.55)	$(0.35)	$(7.13)
Net income (loss) per common share - diluted	$0.05	$(5.55)	$(0.35)	$(7.13)
Weighted average common shares - basic	47,705	47,511	47,704	47,491
Weighted average common shares - diluted	166,145	47,511	47,704	47,491

Acorda Therapeutics, Inc.

Non-GAAP Net Loss and Net Loss per Common Share Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

GAAP net income (loss)	$7,347	$(263,535)	$(16,546)	$(338,626)
Pro forma adjustments:
Non-cash interest expense (1)	4,113	3,705	12,219	12,202

Change in fair value of acquired contingent consideration (2)	(23,608)	(50,942)	(33,455)	(56,342)

Restructuring costs (3)	—	—	343	—

Asset impairment charge (4)	—	277,561	4,131	277,561

Gain on change in fair value of derivative liability (5)	(4,864)	—	(40,320)	—

Share-based compensation expenses included in Cost of Sales	93	149	260	505
Share-based compensation expenses included in R&D	555	720	1,418	2,203
Share-based compensation expenses included in SG&A	1,833	2,424	4,834	8,785
Total share-based compensation expenses	2,481	3,292	6,512	11,494

Total pro forma adjustments	(21,878)	233,617	(50,570)	244,914

Income tax effect of reconciling items above (6)	(3,677)	(7,997)	(15,332)	(19,020)

Non-GAAP net loss	$(10,854)	$(21,921)	$(51,784)	$(74,692)

Net loss per common share - basic	$(0.23)	$(0.46)	$(1.09)	$(1.57)
Net loss per common share - diluted	$(0.23)	$(0.46)	$(1.09)	$(1.57)
Weighted average common shares - basic	47,705	47,511	47,704	47,491
Weighted average common shares - diluted	47,705	47,511	47,704	47,491

(1) Non-cash interest expense related to convertible senior notes, Biotie non-convertible and R&D loans and FAMPYRA royalty monetization.
(2) Changes in fair value of acquired contingent consideration related to the Civitas acquisition.
(3) Costs associated with a corporate restructuring initiative.
(4) Charges related to the 2019 impairment of goodwill associated with the Civitas and Biotie acquisitions and the 2020 impairment of BTT1023 acquired in the Biotie acquisition.
(5) Reduction in the fair value of the derivative liability related to the 2024 convertible notes.
(6) Represents the tax effect of the non-GAAP adjustments.